UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

First Commonwealth Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 North Sixth Street, Indiana, PA		15701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 21, 2010, the Board of Directors of First Commonwealth Financial Corporation (the “Company”) approved an amendment to the Articles of Incorporation of the Company to authorize the issuance of uncertificated shares of stock. This amendment did not require approval of shareholders under Pennsylvania law. The amendment added the following new Article 10 to the Articles of Incorporation:

Article 10. Shares of Common Stock or Preferred Stock may be certificated or uncertificated, as provided under Pennsylvania law, and this Article 10 shall not be interpreted to limit the authority of the Board of Directors to issue some or all of any of the classes or series of shares of the corporation without certificates. To the extent certificates for shares are issued, such certificates shall be in the form as set forth in the corporation’s Bylaws. In the case of shares issued without certificates, the corporation will, or cause its transfer agent to, within a reasonable time after such issuance, send the holders of such shares a written statement containing the information required to be set forth on certificates by the corporation’s Bylaws, by these Articles of Incorporation, or otherwise by applicable law or regulation.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 21, 2010, the Company held its annual meeting of shareholders. At the annual meeting, two matters were submitted to a vote of shareholders: (1) the election of five nominees to the Board of Directors of the Company for terms expiring in 2011; and (2) the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The number of votes cast for, against, or withheld as to each such matter or nominee, as well as the number of abstentions and broker non-votes as to each such matter or nominee, are set forth below.

Proposal 1 - Election of Directors

Nominee	FOR	WITHHELD
Julie A. Caponi	41,382,881	9,022,356
Julia E. Trimarchi Cuccaro	42,374,510	8,030,727
David S. Dahlmann	39,750,437	10,654,800
John J. Dolan	41,124,413	9,280,824
David W. Greenfield	41,507,400	8,897,837

Proposal 2 - Ratification of Auditor

Auditor	FOR	AGAINST	ABSTAIN
KPMG LLP	63,312,811	1,005,750	382,481

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2010

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/S/ ROBERT E. ROUT
Name:	Robert E. Rout
Title:	Executive Vice President and
Chief Financial Officer